EXHIBIT 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. 1350

(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the accompanying quarterly report on Form 10-Q of Yubo International Biotech Limited for the quarter ended March 31, 2023, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such quarterly report on Form 10-Q for the quarter ended March 31, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in such quarterly report on Form 10-Q for the quarter ended March 31, 2023 fairly presents, in all material respects, the financial condition and results of operations of Yubo International Biotech Limited.

Date: May 15, 2023	/s/ Lina Liu
Name: Lina Liu
Title: Chief Financial Officer